Exhibit 21.1
Subsidiaries of the Registrant
Acme Packet HK Ltd., a limited company organized under the laws of Hong Kong.
100% owned by Acme Packet, Inc.
Acme Packet Japan KK, a corporation organized under the laws of Japan.
100% owned by Acme Packet, Inc.
Acme Packet Securities Corp., a corporation organized under the laws of the Commonwealth of Massachusetts.
100% owned by Acme Packet, Inc.
Acme Packet UK Ltd., a limited company organized under the laws of the United Kingdom.
100% owned by Acme Packet, Inc.
Acme Packet International, Inc., a Delaware corporation.
100% owned by Acme Packet, Inc.
PAIC Midco Corp., a Delaware corporation.
100% owned by Acme Packet, Inc.
Covergence Inc., a Delaware corporation.
100% owned by PAIC Midco Corp., Inc.
Covergence HK Ltd., a limited company organized under the laws of Hong Kong
100% owned by Covergence Inc.
Acme Packet B.V. a corporation organized under the laws of the Netherlands.
100% owned by Acme Packet, Inc.
Newfound Communications, Inc., a Delaware corporation.
100% owned by Acme Packet, Inc.